Exhibit 10.13

English Translation

Technology Development Contract

Contract No.: J20060901

Party A: Beijing Perfect World Software Co., Ltd. (hereinafter referred to as “Party A”)

Address: 8/F, Huakong Building, No.1 Yard, Shangdi (E) Road, Haidian District, Beijing

Party B: Beijing Perfect World Network Technology Co., Ltd. (hereinafter referred to as “Party B”)

Address: R702, No.1 Building, No.1 Yard, Shangdi (E) Road, Haidian District, Beijing

In this Contract, Party A and Party B are collectively called “both parties” and separately called “a party”. Both Party A and Party B are companies established and existing under the laws of the People’s Republic of China. This Contract was concluded by both parties as of September 10th 2006.

WHEREAS:

Party B has made significant progress in developing the “Angelica” Game Engine, and

Party A has strong strength in developing the “Angelica” Game Engine, and

Both parties unanimously agree on the good prospect of the contract product and agree to cooperate in developing the contract product – the “Angelica” Game Engine,

NOW THEREFORE, both parties hereby have reached the following cooperation agreement for good values and considerations and agree to be legally bonded by the agreement.

1. Definitions

1.1 “This Contract” refers to the Agreement and the attachments hereto. “This Contract” and “this Agreement” can be mutually replaced for the purpose of common and smooth wording. Neither party shall construe this Agreement and this Contract as two different texts.

1.2 “Contract product” refers to the “ANGELICA” Game Engine to be jointly developed by Party A and Party B.

1.3 “3D Engine” is an efficient graphic engine that supports such technologies as the Bone System, Skinning Mesh Animations, Collision Detection, Splattering Texturing Terrain, Water Reflect & Retract, etc and provides a complete set of tools.

1.4 “Network Engine” is used to support the communications of network games, run the virtual world and manage online users. It is the foundation for running network games.

1.5 “Logical Framework Engine” is framework structure specifically built for extracting the objective logical world in a game. It is used to solve the common logical problems in MMORPG.

2. Delivery of Specific Documents and Materials

2.1 Each party shall provide the specific documents and materials related to this project (for details, please see Attachment 4). The specific documents and materials provided by Party B for the project under this Contract will be used by Party A for executing the project under this Contract, controlling the project process, evaluating the quality process and developing and using the contract product.

2.2 When any party sends by post the specific documents and materials to the place designated

English Translation

by the other party or faxes them to the other party or holds the legal receipt signed by the other party, the ownership of and the right to use all the delivered documents will be transferred to the other party. For the list of materials, the delivery times and the means of delivery, please see Attachment 4.

2.4 It is hereby guaranteed by each party hereto that the documents and materials provided thereby will be legible and complete and be written in both Chinese and English with Chinese as the primary language and English as the secondary language. The receiving party shall revies the above-mentioned documents/materials within fifteen (15) days after receipt. Within the above-mentioned period, if any part of the above-mentioned documents/materials is found not to reach the completeness and legibility requirements as specified in Attachment 4, the receiving party shall give a written notice to the other party who shall correct or replace the relevant documents/materials for free. If the receiving party does not give any written notice to the other party within the above-mentioned period, the receiving party shall be regarded as having recognized and accepted the above-mentioned documents/materials.

2.5 It is hereby guaranteed by the disclosing party that the technical documents/materials provided to the receiving party shall be the latest and valid versions. For details of technical documents/materials, please see Attachment 4.

3. Mode of Cooperation

3.1 Party B shall provide the already developed parts of the 3D engine, network engine and Logical Framework Engine for the contract product hereunder and provide technology support for and approve the new development directions proposed by Party A.

3.2 Party B shall complete the functional test, performance test and etc. on the contract product.

3.3 On basis of the parts of the engines provided by Party B, as specified in Article 3.1 herein, and the projects jointly developed by both parties, Party A shall independently develop applications for the contract product.

3.4 Party A shall complete the copyright registration for the contract product.

4. Rights and Obligations of Both Parties

4.1 Rights and obligations of Party B

•	Rights

•

Request Party A to jointly define the contract product, including but not limited to requesting Party A to provide the list of special requirements at the developed stages and give detailed interpretations and answers to unclear parts, including but not limited to answers by telephone or email or in writing. This standard definition will constitute Attachment 1 hereto and shall not be changed without prior consent by both parties.

•	Request Party A to determine the above-mentioned product specification and give its written consent.

•	Request Party A to complete all of its tasks as per the requirements of the project progress schedule.

•	Request Party A to pay the corresponding expenses in time (for details, please see Attachment 2).

English Translation

•	Obligations

•

Complete the design of the contract product hereunder in accordance with the time requirements and the standard definition determined by both parties for the product hereunder. If any requirement cannot be satisfied due to the project progress or any other reason, Party B shall give Party A reasonable explanations to obtain understanding from Party A.

•	Provide technology support (trainings, technical documents/materials updating, etc.) for further development of the contract product.

4.2 Rights and obligations of Party A

•	Rights

•	Request Party B to provide relevant technical documents/materials for the already developed parts of the contract product (for details, please see Attachment 4).

•	Request Party B to complete all of its tasks as per the requirements of the project progress schedule.

•	Request Party B to provided Party A with sufficient technology support.

•	Obligations

•	Actively cooperate with Party B in jointly determining the specification for the contract product and sign the written confirmation.

•	Provide a detailed list of special requirements for the design stage and provide interpretations and answers to the questions or ambiguities encountered by Party B.

4.3 Supplementary Provisions

4.3.1 The specification for the product under the project, once confirmed by both parties, shall not be changed without prior consent from both parties. Each party shall move the project forward in accordance with its schedule for the project progress. If Party A needs to revise or supplement the specification already determined by both parties, Party B shall provide support and give its opinion on the feasibility of making such changes. Both parties shall separately negotiate the product specification revisions and/or design changes (including but not limited to the project progress and business expense clauses) proposed by Party A. For any change, both parties shall sign a new project progress schedule and execute it accordingly. After the project is completed, Party A and Party B shall sign the Project Acceptance List (for details, please see Attachment 6).

5. Expenses and Price of the Project Hereunder

5.1 It is hereby undertaken by Party B to transfer to Party A all the intellectual property rights resulting from Party B’s performing the technology development project hereunder. As compensation, Party A will pay to Party B the technology development expenses and other payable expenses as per relevant provisions in Attachment 2 hereto.

5.2 If Party A fails to pay the expenses by the time specified in Attachment 2, Party B shall have the right to request Party A to pay to Party B liquidated damages at a rate of 0.2% for each delayed day. If Party A fails to pay the expenses within 20 days after the due time, Party B shall have the right to terminate this Contract and claim the corresponding damages from Party A.

6. Project Team and Members

6.1 Project team

6.1.1 In order to accelerate the project progress and coordinate the problems that may arise

English Translation

from executing this Contract, it is unanimously agreed by both parties that, for each project of the contract product, both parties will form a separate project coordination team in accordance with the following requirements (for details, please see Attachment 5).

6.1.2 Each project coordination team will have 4 members with each party appointing 2 members. The team leader will be appointed by Party B. For detailed information on initial members of the project coordination team, please see Attachment 5: Project Team Members and Division of Work.

6.1.3 Before holding any regular meeting of the project coordination team, the team leader shall give each team member a written notice at least 5 working days in advance. The said notice shall include the planned agenda, time and place of the meeting. The project coordination team shall hold at least one telephone conference per week to solve the problems encountered in the project progress. The holding of such telephone conference does not mean that either party may postpone the “on-the-fly” coordination for the problems that may occur in the execution of the project. The first meeting shall be held within five working days after this Contract takes effect.

6.2 Team members

It is unanimously agreed by both parties that neither party will unintentionally, intentionally or maliciously employ the technicians of the other party, including but not limited to key technicians. If the project is rendered un-executable by any such behavior on the part of any party, the breaching party shall be responsible for all the losses thereby.

7 Confidentiality

7.1 It is hereby unanimously agreed by both parties that all the technical documents/materials of the project are business secrets and confidential information which shall not be disclosed by any party to any third party without prior written consent from the other party, unless (1) such business secrets and confidential information are requested by any court order to be disclosed to the people’s court or judicial tribunal that has accepted the dispute between both parties, or (2) such business secrets and confidential information are disclosed as per the requirements of relevant laws. If either party needs to disclose any confidential information, the disclosing party shall give the other party a reasonable notice in advance.

7.2 The above confidentiality clause does not apply to (1) openly, publicly or legally published information, and (2) the business secrets or confidential information already known by a third party before they were obtained from either party in accordance with this Contract, provided that the said business secrets or confidential information were not obtained through breaching this Contract.

7.3 Party A shall take all reasonable measures to keep confidential the technologies (including any proprietary documents and materials) transferred by Party B, including but not limited to the core technologies, samples and all documents and training and teaching software packages only to be accessed by people engaged in technology research and development activities. Party B shall also take all reasonable measures to keep confidential all the technical materials, design materials and business secrets (including but not limited to design documents, business plans, financial information and etc.) obtained from Party A during the execution of the project.

8. Liabilities for Breaches of Contract

8.1 Work attitude

During the progress of executing the project, both parties shall provide sincere cooperation in pushing forward the project in strict compliance with the specified project time schedule and solve in time the problems arising during executing the project.

English Translation

8.2 Ordinary breaches of contract

8.2.1 If this Contract is terminated or the project delayed due to any fault on the part of Party A, Party B will not refund the payments already received from Party A and the corresponding extra expenses shall be borne by Party A.

8.3 Material breaches of contract

If this Contract is terminated due to any reason on either party, it shall be regarded as a material breach of contract and the breaching party shall bear the following responsibilities:

• Compensate the non-breaching party for the direct losses on the uncompensated inputs into the project spent on human resources and physical resources, including but not limited to all the expenses spent by the technicians of the non-breaching party during the process of executing the project, including salaries, administrative expenses and other necessary expenses.

• Pay to the non-breaching party all the expenses incurred thereby as a result of the dispute, including but not limited to travel expenses, lawyer’s fees and arbitration fees.

• Other liabilities and economic losses that should be borne by the breaching party as per the arbitration award.

8.4 Exemptions

Article 8.3 herein does not apply to terminations or dissolutions of this Contract due to any of the following reasons:

•	This Contract is terminated or dissolved as per the provisions of Article 18 herein;

•	One party terminates this Contract because the other party becomes insolvent;

•

One party terminates this Contract because the other party applies for bankruptcy protection or the creditor(s) has (have) duly applied for a relief order on the other party during the process of bankruptcy/insolvency proceedings.

9. LOGOS

9.1 It is unanimously agreed by both parties to use the logos provided by Party A on the contract product. The said logos include but are not limited to the trademarks, graphic patterns and bar codes.

9.2 After this Contract expires, Party B shall respect the proprietary rights of Party A to the logos and shall not modify or otherwise change them without prior written consent from Party A.

9.3 Without prior written consent from Party B, Party A shall not use any trademarks, service marks, trade names, graphic marks or decorative designs of Party B in any field; otherwise Party A shall be deemed to have infringed on the trademark rights of Party B and shall bear all the corresponding losses sustained by Party B and vice versa.

10. Statements and guarantees by Party B

10.1 Party B is a reputed company duly organized and existing under the laws of the People’s Republic of China. Party B has all the rights and authority necessary for signing this Contract and performing all the obligations hereunder.

10.2 Party B has duly and validly signed this Contract that constitutes the effective and binding obligations on Party B and can be compulsorily enforced on Party B as per the provisions herein.

English Translation

The prerequisite for compulsory enforcement is compliance with bankruptcy, insolvency, restructuring or other commonly applicable laws that are regarding or will affect the rights of creditors.

10.3 No courts, public organs or commissions have any pending lawsuits or governmental proceedings regarding Party B or the properties or businesses thereof, which will cause significant adverse impacts on the values of the above-mentioned properties or operations or Party B’s businesses.

10.4 It is guaranteed by Party B that the technical documents/materials provided to Party A hereunder will not infringe on the intellectual property right of any third party and that Party B will bear the consequences if any third party accuses either party for any infringements on the said third party’s intellectual property right and will hold Party A harmless from such accusations.

10.5	It is guaranteed by Party B not to infringe on any intellectual property right or trademark rights of Party A.

11. Guarantees by Party A

11.1 Party A is a reputed company duly organized and existing under the laws of the People’s Republic of China. Party A has all the rights and authority necessary for signing this Contract and performing all the obligations hereunder.

11.2 Party A has duly and validly signed this Contract that constitutes the effective and binding obligations on Party A and can be compulsorily enforced on Party A as per the provisions herein. The prerequisite for compulsory enforcement is compliance with bankruptcy, insolvency, restructuring or other commonly applicable laws that are regarding or will affect the rights of creditors.

11.3 No courts, public organs or commissions have any pending lawsuits or governmental proceedings regarding Party A or the properties or businesses thereof, which will cause significant adverse impacts on the values of the above-mentioned properties or operations or Party A’s businesses.

10.4	It is guaranteed by Party A not to infringe on any intellectual property right or trademark rights of Party B.

12. Further Guarantees

12.1 It is promised by Party B that, after this Agreement is signed, Party A has the exclusive rights and interests in any and all intellectual property rights (including but not limited to copyrights, patent rights, know-how, business secrets and others) either developed by Party B independently or on basis of the intellectual property right of Party A during the process of executing the technology development project under this Agreement.

12.2 It is unanimously agreed by both parties that, after this Contract is signed, reasonable actions necessary for realizing the purpose of this Contract shall be taken at any time or from time to time and reasonable documents necessary for realizing the purpose of this Contract shall be signed and delivered.

13. Government Approvals, Local Regulations and Taxes

When executing this Contract, both parties shall abide by all the laws of the People’s Republic of China and neither party will be held reliable for any illegal behavior of the other party.

English Translation

As per relevant laws, both parties shall bear the taxes, duties, property taxes, stipulated fees and other similar charges/fees on the contract product.

14. Term and Termination

14.1 This Contract will remain effective for a term of five years beginning on the day when it takes effect. One month prior to the expiration of this Contract, both parties shall negotiate the extension of the Contract and, if an agreement is reached, the term of this Contract can be extended.

15. Settlement of Disputes

15.1 Arbitration

Any dispute arising from or in connection with the execution of this Contract shall be settled by both parties through friendly negotiation. If both parties fail to settle the dispute within 60 days, either party can submit it for arbitration.

15.2 Arbitration commission

If the dispute cannot be solved through friendly negotiation between both parties, either party can submit it to China International Economic and Trade Arbitration Commission for arbitration with its arbitration rules valid at the time. The place of arbitration will be Beijing. The language for arbitration shall be Chinese.

15.3 Binding force

The arbitration award shall be final and binding on both parties. The provisions of this article will not be affected by the termination or dissolution of this Agreement.

15.4 Arbitration fees

The arbitration fees shall be borne by the losing party, unless otherwise awarded by the arbitration panel.

15.5 Performance

During the process of arbitration, both parties shall perform this Contract except the part(s) submitted for arbitration.

16. Force Majeure

16.1 Definition

Neither party shall be held liable to the other party for any delay or inability to perform its contractual obligations hereunder as a result of any force majeure event during the process of performing this Contract, including but not limited to wars, fire disasters, storms, floods, typhoons and other bad weather conditions, earthquakes, governmental or similar interventions, accidental damages to equipment and other causes that cannot be predicted, avoided and overcome.

16.2 Notices

The affected party shall within the shortest reasonable time (in any event 15 days after the occurrence of the force majeure event) notify the other party via telegraph, fax, email or any other means of electronics communications and do its best efforts to perform this Contract and minimize the losses caused by the force majeure event to the other party.

16.3 Time

If the delay caused by any force majeure event lasts over 60 days, both parties shall as soon as possible solve the issue of further performing this Contract through friendly and sincere negotiation.

English Translation

17. Applicable Laws

This Contract is governed by and shall be interpreted as per the laws of the People’s Republic of China.

18. Notices

Any notice sent or payment made by either party hereto shall be regarded as already legally sent or made on the day when the said party has delivered the notice or payment to the other party via post, fax, commercial express delivery, personal service or other similar reliable means of delivery. The delivery address shall be the same as shown below or any other address as designated by the other party in writing. However, any notice sent under the provisions of Article 10 herein for the purpose of terminating this Contract shall be delivered via fax, personal service or express delivery.

Party A: Beijing Perfect World Software Co., Ltd.

Mailing Address: 8/F, Huakong Building, No.1 Yard, No.1 of Shangdi (E) Road, Haidian District, Beijing

Zip Code: 100085

Recipient: Tian Wenjiang

Fax: 58851200

Tel: 58858555-3009

Email: tianwenjiang@world2.com

Party B: Beijing Perfect World Network Technology Co., Ltd.

Mailing Address: Room 702, No.1 Building, No.1 Yard, Shangdi (E) Road, Haidian District, Beijing

Zip Code: 100085

Recipient: Zhang Dan

Fax: 58851012

Tel: 58859068-8069

Email: zhangd@goldhuman.com

19. No Third-Party Beneficiaries

This Contract does not generate or be construed to generate any right enforceable by any party other than the parties hereto.

20. Attachments

All attachments hereto constitute an integral part hereof and have the same binding force and legal continuity as this Contract.

21. Entire Agreement

This Agreement constitutes the only agreement concluded by both parties for the object of this Agreement and shall not be modified before a written document is signed by both parties for the purpose of modification.

English Translation

22. List of Attachments

Attachment 1: Product Specification

Attachment 2: Expenses and Payment

Attachment 3: Project Progress Schedule

Attachment 4: List of Documents and Materials

Attachment 5: Project Team Members and Division of Work

Attachment 6: Project Acceptance List

All the above attachments shall be signed within 30 days after this Contract is signed.

English Translation

(This Page Is the Signature Page of the Technology Development Contract)

Party A: (Company Seal)	Party B: (Company Seal)
[Seal: Beijing Perfect World Software Co., Ltd.]	[Seal: Beijing Perfect World Network Technology Co., Ltd.]

Signed by: /s/ Chi Yufeng	Signed by: /s/ Zhu Qi

Date:	Date:

English Translation

Attachment 1

Product Specification for Angelica Game Engine

Contract No.: J20060901-1

Party A:	Beijing Perfect World Software Co., Ltd (hereinafter referred to as “Party A”)
Address:	8/F, Huakong Building, No.1 Yard, No.1 of Shangdi (E) Road, Haidian District, Beijing

Party B:	Beijing Perfect World Network Technology Co., Ltd (hereinafter referred to as “Party B”)
Address:	Room 702, No.1 Building, No.1 Yard, Shangdi (E) Road, Haidian District, Beijing

The Product Specification is based on the Technology Development Contract (Contract No.: J20060901) signed by Party A and Party B on Sept.10th 2006.

Through confirmation by both parties, Party B will provide Party A with the Angelica Game Engine in accordance with the Product Specification.

The standards are as follows:

I. Technical Contents, Scope and Requirements

(I) Meanings of Angelica Game Engine: Angelica Game Engine includes three parts: 3D Engine, Network Engine and Logical Framework Engine. Angelica 3D Engine is an efficient graphic engine that supports such technologies as the Bone System, Skinning Mesh Animations, Collision Detection, Splattering Texturing Terrain, Water Reflect & Retract, etc and provides a complete set of tools. Network Engine is used to support the communications of network games, run the virtual world and manage online users. It is the foundation for running network games. Logical Framework Engine is framework structure specifically built for extracting the objective logical world in a game. It is used to solve the common logical problems in MMORPG.

1. The basic data structure of the Angelica Game Engine provides the methods for representing various kinds of data used in the 3D Engine and is the data standard for defining the 3D Engine. The basic data structure specifies the types of data exchanges among the 3D Engine interfaces. Such data includes the basic data types needed for representing 3D data, such as vectors, matrixes, colors, vertexes, quadruples, etc. These are the forms in which relevant mathematic data in computer graphics are expressed in the engine. At the same time, the engine also must provide various arithmetic supports for basic data types, e.g. the multiplication of vectors and matrixes, etc.

The extended contents of 3D Engine are the characterized by the 3D Engine and are some functional modules developed on basis of the basic contents of the engine for the purpose of developing games with some special requirements and express objectives of application. These modules include 1) the human facial expression module that enables the user to easily edit and designate human expression animations, e.g. glad, sad, angry etc, and automates the synchronization between the mouth shapes and the sound files. This module mainly has two applications. Firstly, it can be used in the film-leader animations that are rendered in real time to realistically and finely show the dialogue scenarios between characters and effectively improve the levels of film leaders. Secondly, it provides a new and vivid dialogue mode for making character-based RPG type of games, thus greatly improving the realism and interactivity of games;

English Translation

2) the EAX-based environmental sound effect module. The realism of a game depends not only on the picture, but also on the sound world created by the game. In the basic contents of the 3D Engine, we already have the solution for realizing the 3D sound effect. However, it cannot show represent the effect the environment has on the sound. For example, in an empty cave, the echo effect is very obvious. In order to realistically represent the effect the game environment has on the sound, we can use the EAX-based sound processing technology to process the sound in such ways as reverberation, delay, tonal modification, etc, thus organically matching the sound effect in the game with the environment. Based on the EAX standard, we need to pre-process the scenario to extract or designate its acoustic data and dynamically adjust the acoustic characteristics of the environment when the game is running, thus achieving the goal of affecting the sound represented by the game.

2. Angelica Network Engine includes the package of the communication protocol between the client and the server; division of the dynamic world; dynamic user distribution algorithm; high-performance RPC transmission technology. The Network Engine is the support platform for the network game server as well as the support module assisting game the developer in developing games. It can be divided into two parts: the bottom-layer server module that provides such functions as maintaining and synchronizing the data of the logical world, distributing messages, managing users, etc, and the logical part that provides the developer with the access interface, which can be a certain scripting language, to data of the world and users. The bottom-layer server module is mainly designed to transmit messages to balance the load distribution, etc so that it can be as transparent to the developer as possible. The logical part is mainly designed to provide the developer with complete, flexible and easy-to-use interfaces and scripting languages so as to improve the development efficiency, provided that the performance is guaranteed.

3. The Logical Framework Engine is a framework structure specifically established for abstracting the objective logical world in the game. The Logical Framework Engine first abstracts the hardware environment in which the game runs and uses it as part of the objective world of the game. For example, both the network resources and keyboard resources are regarded by the game’s framework engine as an information input into the objective world of the game. In addition, the Logical Framework Engine also abstracts the virtual objects in the objective world of the game and defines the basic attributes of these objects, e.g. name, color, life, etc. At the same time, the Logical Framework Engine also describes the events, messages, order, etc that drive the operation of the objective world of the game. Thus, with the support from the Logical Framework Engine, a common objective world of the game is defined with the basic functions of the objective logical world. With the support from the Logical Framework Engine, a specific objective world of the game can be quickly established through refining the attributes of the virtual objects and other attributes of the logical world, and the game programmers can also focus on how to define the interactions between the objective world and virtual objects, thus ensuring the efficiency at the initial stage of game development. At the same time, this mature framework game engine also effectively ensures the correctness of the framework structure of the specific game program, thus avoiding material errors in designing the specific game program.

Another important content of the Logical Framework Engine is that it provides a complete set of data structure definitions and a set of common algorithms which can be used to solve the various problems that may be encountered in developing games so as to ensure the smooth execution of the game program development tasks.

English Translation

The Logical Framework Engine includes: the attributes of the common virtual objects (e.g. Player, NPC, pets, drugs, etc) in MMORPG games are comprehensively and abstractly defined so that they can satisfy the needs for developing most MMORPG games; we have already defined and realized the usual behaviors (e.g. the movement logics of players, the hatred logics of monsters, etc) of the above-mentioned virtual objects common in MMORPG games, so they can meet the requirements of most MMORPG games; we have defined the various common data structures and algorithms that may be used in MMORPG games and realized them in the form of data templates, so, to establish new MMORPG projects, it is unnecessary to re-develop tools – you can define the data by simply generating the templates that define data; use the multi-thread dynamic loading technology to load the game world, thus enabling users to feely roam in a seamless game world without feeling obvious game pauses caused by loading resources.

(II) Scope of applications

3D Engine

1) It is a tool for making 3D mesh model data or for exporting model data from common modeling software, e.g. MAX. This tool enables art designers to make mesh model files used in games and use these files as the model resources for games.

2) It is a tool for making the bone system and designating the bone weight or for exporting such data from common modeling software, e.g. MAX. This tool enables art designers to design and make the bone system and at the same time specify the data of each bone and easily conducts IK or FK operation on any bone of the bone system for the purpose of making animations. At the same time this tool can also intuitively designate the weight of the bone at each point on the skin, thus generating a complete skin + bone system.

3) It is a tool for making composite model objects. This tool enables art designers to process mesh model files, bone data or skin data to generate files for composite model objects.

4) It is a tool for making special visual effect objects. This tool enables art designers to make various kinds of special visual effects, e.g. Decal, Billboard, Particle System, etc, and effectively combine these effects to finally generate a file for special visual effects. This file will be used as one of the basic data resource files for the game program.

5) It is a tool for setting the game scenario. Planners can use the game resources made by art designers to design the game map. This task is completed in this tool. The basic functions provided by this tool includes: add (delete) buildings, add (delete) objects, designate and revise the attributes of objects, set the landform data, set the sky data, set the weather data, set the time data, etc.

Angelica Network Engine:

1) Maximum number and concurrent number for a single physical server

Except the database system, all servers run on one physical server. This configuration is especially applicable to small-scaled network games (for hundreds of players). Under usual conditions, this index is mainly determined by the efficiencies of the script and the logical system.

2) Maximum number and concurrent number for distributed servers under specific LAN conditions

This index mainly measures the distributed processing capabilities of distributed servers. The number of servers shall be increased gradually so as to measure the change in system performance. The maximum theoretical value of this index is determined by the network band width, so the performance will reach its limit when the number of servers is increased to a certain point.

English Translation

3) Maximum number of links within a unit time (mainly used for measuring the load capacity of logging on the server)

To logon the server, you shall have to pass several steps and the data transmission is also encrypted, so the load imposed by the links far exceeds the normal load. This is mainly used to test the withstand capacity of links. It is also divided into two conditions: a single physical server and the means of distribution.

4) Client performance under high latency

The purpose of this test is to examine the client stability under high latency as well as its performance in predicting and delaying the compensation algorithm. A the same time, it can also check the stability of the server under such conditions.

Logical Framework Engine:

1) Abstraction, definition and realization of hardware resources

This includes abstraction, definition and realization of input devices (keyboard, mouse, serial port, network, etc), abstraction, definition and realization of output devices (display equipment, feedback mouse, voice card, network, etc), file storage devices, file objects, directory objects, resources package objects, etc.

2) Abstraction, definition and realization of attributes and actions of virtual objects

This includes the attributes of virtual objects, e.g. name, color, life value, quality, position, direction, speed, acceleration, position of center of gravity, bounding box, etc; actions of virtual objects, e.g. birth, death, operation, movement, reaction to external force, etc.

3) Abstraction, definition and realization of environmental attributes

This includes the scope of the objective world, the virtual geographical locations, the attributes of the sky, time, weather attributes, information on buildings and landforms, etc.

4) Abstraction, definition and realization of the drives that operate the world

This includes time, messages, orders, etc.

English Translation

(This Page Is Intended for Signing)

Party A: (Company Seal)	Party B: (Company Seal)
[Seal: Beijing Perfect World Software Co., Ltd.]	[Seal: Beijing Perfect World Network Technology Co., Ltd.]

Signed by: /s/ Liu Chen	Signed by: /s/ Sun Yanbin

Date: September 22, 2006	Date: September 22, 2006

English Translation

Attachment 2

Expenses and Payment

Contract No.: J20060901-2

Party A: Beijing Perfect World Software Co., Ltd (hereinafter referred to as “Party A”)

Address: 8/F, Huakong Building, No.1 Yard, No.1 of Shangdi (E) Road, Haidian District, Beijing

Party B: Beijing Perfect World Network Technology Co., Ltd (hereinafter referred to as “Party B”)

Address: Room 702, No.1 Building, No.1 Yard, Shangdi (E) Road, Haidian District, Beijing

Pursuant to the relevant provisions of the Technology Development Contract (Contract No.: J20060901), both parties hereby list the following expenses:

I. Amount and payment of technology development expenses (RMB):

1. Means of payment: Within 10 working days after the Project Acceptance List is signed by Party A and Party B, Party A shall pay to Party B the technology development expenses in a lump sum.

2. The total amount of the technology development expenses under the Technology Development Contract is RMB9,800,000 Yuan.

II. Party A shall remit the amount hereunder to the following bank account or any other bank account designated by Party B:

Account Name: Beijing Perfect World Network Technology Co., Ltd

Opening Bank: China Construction Bank Shangdi Branch

A/C NO.: 11001045300053001380

All the expenses specified herein shall be paid in Renminbi. Each party hereto shall bear its own taxes pursuant to relevant laws and regulations of the People’s Republic of China and Party B shall issue to Party A the corresponding invoice as per the provisions of relevant laws of the People’s Republic of China.

Party A: (Company Seal)	Party B: (Company Seal)
[Seal: Beijing Perfect World Software Co., Ltd.]	[Seal: Beijing Perfect World Network Technology Co., Ltd.]

Signed by: /s/ Liu Chen	Signed by: /s/ Sun Yanbin

Date:	Date:

English Translation

Attachment 3

Project Progress Schedule

Contract No.: J20060901-3

Party A: Beijing Perfect World Software Co., Ltd (hereinafter referred to as “Party A”)

Address: 8/F, Huakong Building, No.1 Yard, No.1 of Shangdi (E) Road, Haidian District, Beijing

Party B: Beijing Perfect World Network Technology Co., Ltd (hereinafter referred to as “Party B”)

Address: Room 702, No.1 Building, No.1 Yard, Shangdi (E) Road, Haidian District, Beijing

As confirmed by Party A and Party B through negotiation, the contents listed in the following table constitute the project progress schedule as confirmed by both parties. No addition or modification shall be made to this schedule without separate negotiation and agreement between both parties.

S/N	Description	Time (Day)	Beginning Time	Completion Time	Remarks
1	Complete the Splatting Texturing-based Terrain module	7	August 22nd 2006	August 29th 2006
2	Complete the Bone System and the Skinning Mesh Animations modules	30	August 30th 2006	Sept. 29th 2006
3	Complete the scenario editor	30	August 30th 2006	Sept. 29th 2006
4	Complete the model editor	15	Sept. 30th 2006	Oct. 15th 2006
5	Complete the effect editor	30	Oct. 16th 2006	Nov. 15th 2006
6	Complete the Water Reflect & Refract module	7	Nov. 16th 2006	Nov. 23rd 2006
7	Complete the 3DS Max output plug-in	7	Nov. 24th 2006	Dec. 1st 2006
8	Complete the convex editor	15	Nov. 15th 2006	Nov. 30th 2006
9	Complete the Collision Inspection module	90	August 30th 2006	Nov. 28th 2006
10	Complete the abstraction and definition of the attributes of common virtual objects in MMORPG games	90	August 30th 2006	Nov. 28th 2006
11	Complete the high-performance RPC transmission technology	20	Nov. 29th 2006	Dec. 19th 2006
12	Complete the Visual Studio-based Appwizard	20	Dec. 20th 2006	Jan. 9th 2007

English Translation

Party A: (Company Seal)	Party B: (Company Seal)
[Seal: Beijing Perfect World Software Co., Ltd.]	[Seal: Beijing Perfect World Network Technology Co., Ltd.]

Signed by: /s/ Liu Chen	Signed by: /s/ Sun Yanbin

Date:	Date:

English Translation

Attachment 4

List of Documents and Materials

Contract No.: J20060901-4

Party A: Beijing Perfect World Software Co., Ltd (hereinafter referred to as “Party A”)

Address: 8/F, Huakong Building, No.1 Yard, No.1 of Shangdi (E) Road, Haidian District, Beijing

Party B: Beijing Perfect World Network Technology Co., Ltd (hereinafter referred to as “Party B”)

Address: Room 702, No.1 Building, No.1 Yard, Shangdi (E) Road, Haidian District, Beijing

As confirmed by Party A and Party B through negotiation, the contents listed in the following table constitute the documents to be delivered by Party B to Party A. No addition or modification shall be made to this table without separate negotiation and agreement between both parties.

S/N	Contents	Time
1	Scenario editor	Nov. 15th 2006
2	Model editor	Nov. 18th 2006
3	Effect editor	Nov. 18th 2006
4	Bone System module	Nov. 20th 2006
5	Skinning Mesh Animations module	Nov. 20th 2006
6	Splatting Texturing-based Terrain module	Nov. 20th 2006
7	3DS Max output plug-in	Nov. 20th 2006
8	Convex editor	Dec. 12th 2006
9	Collision Inspection module	Dec. 12th 2006
10	Abstraction and definition of the attributes of common virtual objects in MMORPG games	Dec. 12th 2006
11	High-performance RPC transmission technology	Dec. 12th 2006
12	Architectural model modules based on pre-illumination algorithm	Dec. 27th 2006
13	Water Reflect & Refract module	Dec. 27th 2006
14	Dynamic user distribution algorithm	Dec. 27th 2006
15	high-performance RPC transmission module	Dec. 30th 2006
16	Quaternion-based camera control solution	Dec. 30th 2006
17	Engine-related technical files	Dec. 30th 2006
18	Visual Studio-based Appwizard	Jan. 9th 2007

Party A: (Company Seal)	Party B: (Company Seal)
[Seal: Beijing Perfect World Software Co., Ltd.]	[Seal: Beijing Perfect World Network Technology Co., Ltd.]

Signed by: /s/ Liu Chen	Signed by: /s/ Sun Yanbin

Date:	Date:

English Translation

Attachment 5

Project Team Members and Division of Work

Contract No.: J20060901-5

Party A:	Beijing Perfect World Software Co., Ltd (hereinafter referred to as “Party A”)
Address:	8/F, Huakong Building, No.1 Yard, No.1 of Shangdi (E) Road, Haidian District, Beijing

Party B:	Beijing Perfect World Network Technology Co., Ltd (hereinafter referred to as “Party B”)
Address:	Room 702, No.1 Building, No.1 Yard, Shangdi (E) Road, Haidian District, Beijing

As confirmed by Party A and Party B through negotiation, the following table lists the project team members from Party A and Party B and the division of work. No addition or modification shall be made to this table without separate negotiation and agreement between both parties.

It is unanimously agreed by both parties that neither party will unintentionally or intentionally employ the technicians of the other party, including but not limited to key technicians. If the project is rendered un-executable by any such behavior on the party of any party, the breaching party shall be responsible for all the resulting losses.

Team members from Party A

Function	Name	Email	Telephone Exchange	Office Phone	Mobile Phone	Location	Remark
Planning Dept	Fu Jingliang				13521133942
Planning Dept	Teng He				13810139723

Team members from Party B:

Function	Name	Email	Reception Desk	Tel	Mobile Phone	Location	Remark

Dev. Dept	He Di	hedi@world2.cn

Dev. Dept	Du Yuxin	duyuxin@sorld2.cn

Party A: (Company Seal)	Party B: (Company Seal)
[Seal: Beijing Perfect World Software Co., Ltd.]	[Seal: Beijing Perfect World Network Technology Co., Ltd.]

Signed by: /s/ Liu Chen	Signed by: /s/ Sun Yanbin

Date:	Date:

English Translation

Attachment 6

Project Acceptance List

Contract No.: J20060901-5

The List is the acceptance certificate based on the Technology Development Contract (Contract No.: J20060901, hereinafter referred to as “the Contract”) signed between Beijing Perfect World Software Co., Ltd (hereinafter referred to as “Party A”) and Beijing Perfect World Network Technology Co., Ltd (hereinafter referred to as “Party B”) on Sept.10th 2006. In the List, Party A and Party B are collectively called “both parties” and separately called “party”.

Through joint acceptance and confirmation by both parties, Party B has completed its obligations and provided the contents as specified in the Contract. The transferred documents are as follows:

Item	Type	Q’ty	Unit	Medium
Angelica Game Engine SDK	Software SDK	1	Copy	CDROM
Supporting Tools for Angelica Game Engine	Software Tool	1	Set	CDROM
Angelica Game Engine User’s Manual	User’s Manual	1	Copy	CDROM
Supporting Tools for Angelica Game Engine User’s Manual	User’s Manual	1	Copy	CDROM

The above-mentioned contents have been confirmed by both parties. This List is made in duplicate, one copy for each party. Both copies have the same and equal legal force. This List will take effect after being signed by and affixed with the seals of both parties.

Party A: Beijing Perfect World Software Co., Ltd.	Party B: Beijing Perfect World Network Technology Co., Ltd.
(Company Seal)	(Company Seal)
[Seal: Beijing Perfect World Software Co., Ltd.]	[Seal: Beijing Perfect World Network Technology Co., Ltd.]

Signed by: /s/ Liu Chen	Signed by: /s/ Sun Yanbin

Date:	Date: